Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Time Based)

Tuesday Morning Corporation
2014 Long-Term Incentive Plan

This Restricted Stock UNIT Award Agreement (this “Agreement”) is entered into between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and Paul Metcalf (the “Participant”) effective as of March 30, 2021 (the “Date of Grant”), pursuant to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, as amended (the “Plan”), the terms of which are incorporated by reference herein in their entirety. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

Whereas, the Company desires to grant to the Participant the Awarded Units (defined below) as an inducement for the Participant’s continued and effective performance of services for the Company, subject to the terms and conditions of this Agreement; and

WHEREAS, the Participant desires to have the opportunity to acquire shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon the vesting of the Awarded Units, subject to the terms and conditions of this Agreement;

Now, therefore, in consideration of the promises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Grant of Restricted Stock Units. Effective as of the Date of Grant, the Company shall grant to the Participant an award of 195,000 Restricted Stock Units (the “Awarded Units”), which may be converted into the number of shares of Common Stock equal to the number of Restricted Stock Units, subject to the terms and conditions provided in the Plan and this Agreement. Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time. In accepting the award of the Awarded Units set forth in this Agreement, the Participant accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

2.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

(a)	“Cause” shall mean the occurrence of one of the following events: (i) commission of fraud, embezzlement, theft, felony or an act of dishonesty in the course of the Participant’s performance of consulting services for the Company or a Subsidiary, which conduct damaged the Company or a Subsidiary; (ii) disclosure of trade secrets of the Company or a Subsidiary; or (iii) violation of the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Subsidiary to which the Participant is a party.

(b)	“Consulting Agreement” means that certain Amended and Restated Consulting Agreement, dated December 6, 2019, entered into by and between the Company and BEL Retail Advisors (“Consultant”), as amended from time to time.

(c)	“Good Reason” shall exist if all of the following events occur during the one-year period following the Date of Grant: (i) the Company hires a new Chief Executive Officer; (ii) such new Chief Executive Officer offers the Participant, in writing, either a new employment or consulting arrangement; and (iii) the Participant declines such new offer of employment or consultancy.

3.	Vesting. Subject to the provisions hereof and the provisions of the Plan, the Awarded Units will vest and become eligible for conversion into shares of Common Stock pursuant to Section 4 below as follows:

(a)	Generally. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested RSUs.” All other Awarded Units are collectively referred to herein as “Unvested RSUs”. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Units shall vest and become Vested RSUs as follows: 25% of the Awarded Units shall vest on each of the first, second, third, and fourth anniversary of the Date of Grant, provided that the Participant has not incurred a Termination of Service prior to the applicable vesting date. If the Participant has incurred a Termination of Service before a vesting date then, except as otherwise specified in subsections (b) or (c) below, the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company.

(b)	Termination Without Cause or for Good Reason Prior to First Anniversary of Date of Grant. Notwithstanding any provisions of this Section 3 to the contrary, in the event the Participant’s Termination of Service is by the Company without Cause or by the Participant for Good Reason prior to the first anniversary of the Date of Grant, then the Awarded Units that would have vested on the first anniversary of the Date of Grant shall not be forfeited as provided in subsection (a) above and shall, subject to subsection (d) below, remain outstanding and vest on the first anniversary of the Date of Grant as if the Participant had not incurred such Termination of Service. For the avoidance of doubt, the Awarded Units that would have vested on the second, third, and fourth anniversary of the Date of Grant shall be forfeited as provided in subsection (a) above.

(c)	Death or Total and Permanent Disability. Notwithstanding any provisions of this Section 3 to the contrary, in the event the Participant’s Termination of Service is due to the Participant’s death or Total and Permanent Disability prior to a vesting date provided in subsection (a), then all Unvested RSUs shall immediately become Vested RSUs on the date of such Termination of Service due to death or Total and Permanent Disability.

(d)	Forfeiture Upon Violation of Restrictive Covenant Provisions. Notwithstanding anything to the contrary contained herein, in the event the Participant fails to comply with the confidentiality, non-solicitation, non-competition, and other restrictive covenant provisions contained in the Consulting Agreement or in any other written agreement by and between the Participant and the Company that are in effect, then (i) the Participant shall be deemed to have forfeited all of the Participant’s Unvested RSUs, and all of the Participant’s rights with respect to the forfeited Unvested RSUs shall cease and terminate, without any further obligations on the part of the Company, and (ii) any Vested RSUs that have not yet been converted into shares of Common Stock and delivered to the Participant in accordance with Section 4 below shall be immediately forfeited and this Agreement (other than the Surviving Provisions (defined below)) will be terminated on the date of such violation.

4.	Conversion of Awarded Units. Subject to the provisions of the Plan and this Agreement, upon the vesting of Awarded Units, or as soon as practicable following vesting, and in no event, later than sixty (60) days after the vesting of Awarded Units, the Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs and shall deliver to the Participant (or, in the event of the Participant’s Death or Total and Permanent Disability, his or her personal representative), if requested by the Participant (or, if applicable, his or her personal representative) as described in Section 6.4(a) of the Plan, the Company shall cause to be delivered to the Participant (or, if applicable, his or her personal representative) a stock certificate representing such shares of Common Stock, and such Common Stock shall thereafter be transferable by the Participant (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

5.	Capital Adjustments and Reorganizations. The existence of the Awarded Units shall not affect in any way the right or power of the Company or its stockholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	No Fractional Shares. All provisions of this Agreement concern whole shares of Common Stock. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

7.	No Rights as a Stockholder. The Participant will have no rights as a stockholder with respect to the Awarded Units until such time as Vested RSUs are converted into shares of Common Stock in accordance with Section 4 above.

8.	Not an Employment or Service Agreement. This Agreement is not an employment, consulting, or other service agreement, and no provision of this Agreement shall be construed or interpreted to create an employment or service relationship between the Participant and the Company or guarantee the right to continue in the employment or service of the Company or a Subsidiary for any specified term or limit the Company’s authority to terminate the Participant’s employment with or service to the Company or any Subsidiary.

9.	Limit of Liability. Under no circumstances will the Company or any Subsidiary be liable for any indirect, incidental, consequential or special damages (including lost profits or taxes) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan, this Agreement or the Awarded Units.

10.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to the Participant at the Participant’s residential address as shown in the records of the Company, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

11.	Amendment and Waiver. Except as otherwise provided herein or in the Plan, or as necessary to implement the provisions of the Plan, this Agreement may be amended, modified or superseded only by written instrument executed, or an electronic agreement agreed to, by the Company and the Participant. Only a written instrument executed and delivered by, or an electronic agreement agreed to by, the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized director or officer of the Company other than the Participant. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

12.	Governing Law and Severability. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

13.	Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Awarded Units granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Participant, the Participant’s permitted assigns and upon the Participant’s death, the Participant’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

14.	Miscellaneous. This Agreement is awarded pursuant to and is subject to all of the provisions of the Plan, including amendments to the Plan, if any.

15.	Section 409A; Six Month Delay. Notwithstanding anything herein to the contrary, in the case of a conversion of Awarded Units and distribution of shares of Common Stock in accordance with Section 4 on account of any Termination of Service (other than death), if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code, then solely to the extent required under Section 409A of the Code, a distribution of the number of such shares to the Participant (determined after application of the withholding requirements set forth in Section 16 below) shall not occur until the date which is six (6) months following the date of the Participant’s Termination of Service (or, if earlier, the date of the Participant’s death). It is intended that each conversion and settlement of shares of Common Stock to be delivered under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code.

16.	Tax Withholding. The Company or, if applicable, any Subsidiary (for purposes of this Section 16, the term “Company” shall be deemed to include any applicable Subsidiary), shall be entitled to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the vesting of this Award. Alternatively, the Company may require the Participant to pay such sums for taxes directly to the Company in cash or by check within one (1) day after the vesting date. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock, if such certificate is requested by the Participant (or, if applicable, his or her personal representative) in writing in accordance with procedures established by the Committee. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of the Awarded Units, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c).

17.	Survival. The provisions of Section 3(e), Sections 8 – 16, and Section 19 creating obligations extending beyond the term of this Agreement (collectively, the “Surviving Provisions”) shall survive the expiration or termination of this Agreement and of the Participant’s employment with or service to the Company or, if applicable, any Subsidiary, regardless of the reason for such expiration or termination.

18.	Acceptance. The Participant, by his or her acceptance of the Awarded Units, agrees to be bound by all of the terms and conditions of this Agreement, including, without limitation, the provisions of the Plan.

19.	Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statement, inducements or representation(s) that may have been made, oral or written regarding the subject matter of this Agreement. The Participant represents that the Participant relied solely and only on the Participant’s own judgment in making the decision to enter into this Agreement.

Accepted:

/s/ Paul Metcalf
Paul Metcalf

3/30/2021
Date